Exhibit 3.8

THE COMPANIES ACTS 1985 TO 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

BONLEA LIMITED

1.                                       The Company’s name is “Bonlea Limited”.

2.                                       The Company’s Registered Office is situated in England and Wales.

3.                                       The Company’s objects are:-

a.                                       To carry on business as a general commercial trading Company.

b                                         To acquire and take over any businesses or undertakings carried on upon, or in connection with any land or building which the Company may have acquired or desire or propose to acquire or carry on or dispose of, remove or put an end to any such business or otherwise deal with it as may seem expedient.

c                                          To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property or assets.

d                                         To purchase or by any other means acquire any freehold, leasehold, or other property or any estate or interest whatever, and any rights, privileges, or easements over or in respect of any property, and building, offices, factories, mills, works, wharves, roads, railways, tramways, machinery, engines, rolling stock, vehicles, plant, live and dead stock, barges, vessels, or things and any form of real or personal property or rights which may be necessary for, or may be conveniently used with, or may enhance the value of any other property of the Company.

e                                          To build, construct, maintain, alter, enlarge, pull down, and remove or replace any buildings, offices, factories, mills, works, wharves, roads, railways, tramways, machinery, engines, walls, fences, banks, dams, sluices, or watercourses and to clear sites for the same, or to join with any person, firm or company in doing any of these things, and to work, manage and control these or join with others in so doing.

f                                            To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any patents, patent rights, brevets d’invention, licenses, trade marks, designs, protections and concessions which may appear likely to be advantageous or useful to the Company, and to use and turn to account and to manufacture under or grant licenses or privileges in respect of the same, and to expend money in experimenting upon and testing and in improving or seeking to improve any patents, inventions or rights which the Company may acquire or propose to acquire.

g                                         To acquire the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisitions to accept all or any of the liabilities of such person, firm, or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation or for limiting competition, or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of these acts or things or property acquired, any Shares, Debentures, Stock, or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any Shares, Debentures, Debenture Stock, or securities so received.

h                                         To improve, manage, cultivate, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in respect of, or otherwise deal with all or any part of the property or rights of the Company.

i                                             To invest and deal with the monies of the Company not immediately required in such shares or upon such securities and in such manner as may from time to time be determined.

j                                             To lend and advance money or give credit to any company, firm or person and to give all kinds of indemnities and either with or without the Company receiving any consideration or advantage, direct or indirect, for giving any such guarantee, to guarantee either by personal covenant or by mortgaging or charging all or any part of the undertaking property, and assets, present and future, and uncalled capital of the Company or by both such methods, the performance of the obligations and the payment of the capital or principal (together with any premiums) of, and the dividends or interest

Non any debenture stock, shares or other securities of any company, firm or person, and in particular (but without limiting the generality of the foregoing) of any company which is for the time being the Company’s holding company as defined by Section 736 of the Companies Act 1985, or a subsidiary as defined by the said Section of the Company or the Company’s holding company or otherwise associated with the Company in business.

k                                          To borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of Debentures or Debenture Stock (perpetual or otherwise) and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar mortgage, charge or lien to secure and guarantee the performance but the Company of any obligation or liability that it may undertake.

l                                             To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of trading, warrants, debentures, and other negotiable or transferable instruments.

m                                       To apply for, promote, and obtain any Act of Parliament, Provisional Order, or License of the Board of Trade, or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to the prejudice of the Company’s interests.

n                                         To enter into any arrangements with any Governments or authorities (supreme, municipal, local or otherwise), or any companies, firms, or persons that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such Government, authority, company, firm, or person any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable, and to carry out, exercise, and comply with any such charters, contracts, decrees, rights, privileges and concessions.

o                                         To subscribe for, take, purchase, or otherwise acquire and hold shares or other interests in or securities of any other company whether or not having objects altogether or in part similar to those of this Company or carrying on any business capable of being carried on so as directly or indirectly to benefit this Company.

p                                         To act as agents or brokers and as trustees for any person, farm or company, and to undertake and perform sub-contracts, and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors, or others.

q                                         To remunerate any person, firm or company rendering services to this Company, either by cash payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

r                                            To pay all or any expenses incurred in connection with the promotion, formation, and incorporation of the Company, or to contract with any person, firm or company, to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any Shares, Debenture Stock, or securities of this Company.

s                                          To support and subscribe to any charitable or public objects, and any institution, society, or club which may be for the benefit of the Company or its employees or any such other company or person as mentioned below, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid to any persons who are or have been Directors or Officers of, or who are or have been employed by, or who are serving or have served the Company or any company which is a subsidiary of the Company or is allied to or associated in business with the Company or with any such subsidiary company or any business acquired by the Company, and to the wives, widows, children, and other relatives and dependants of such persons to make payment towards insurance, and to set up, establish, support, and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any such persons and of their wives, widows, children and other relatives and dependants.

t                                            To promote any other company for the purpose of acquiring the whole or any part of the business or property and undertaking any of the liabilities of this Company, or of undertaking any business or operations which may appear likely to assist or benefit this Company or to enhance the value of any property or business of this Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such Company.

u                                         To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

v                                         To distribute among Members of the Company in kind any property of the Company and in particular any shares, debentures, or securities of any other company belonging to this Company or of which this Company may have the power of disposing.

w                                       To procure the Company to be registered or recognised in any part of the world.

x                                           To do all such other things as may be deemed incidental or conducive to the attainments of the above objects or any of them.

It is hereby expressly declared that each sub-clause of this Clause shall be construed independently of the other sub-clauses hereof, and that none of the objects mentioned in any sub-clause shall be deemed to be merely subsidiary to the objects mentioned in any other sub-clause.

4                                          The liability of the Members is limited.

5                                          The share capital of the Company is £100 divided into 100 ordinary shares of £1.00 each.

WE, the subscribers to this Memorandum, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set out opposite our respective names.

_____________________________________________________

Names and addresses of subscribers

_____________________________________________________

No. of Shares taken By Each Subscriber

KIM’S DIRECTORS LIMITED	/s/ illegible
BLACKTHORN HOUSE MARY ANN STREET ST. PAUL’S SQUARE BIRMINGHAM
B3 1RL		ONE

KIM’S SECRETARIES LIMITED	/s/ illegible
BLACKTHORN HOUSE MARY ANN STREET ST. PAUL’S SQUARE BIRMINGHAM
B3 1RL		ONE

Dated this 18th day of February 1994

WITNESS to the above signatures:	SHENAZ VALJI	/s/ illegible
BLACKTHORN HOUSE MARY ANN STREET ST. PAUL’S SQUARE BIRMINGHAM B3 1RL

THE COMPANIES ACTS 1985 TO 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

    BONLEA LIMITED

PRELIMINARY

1.                                       Subject as hereinafter provided the Regulations contained in Table A in the Schedule to the Companies (Tables A - F) Regulations 1985 (SI 1985 No.805) as amended by the Companies (Tables A - F) (Amendment) Regulations 1985 (SI 1985 No.1052) (such Table being hereinafter called “Table A”) shall apply to the Company. These Articles together with the remaining Regulations of Table A modified in accordance with the Articles will constitute the Regulations of the Company.

2.                                       Regulations 2, 3, 24, 81, 87 and 99 of Table A shall not apply to the Company.

3.                                       In these regulations “the Act” means the Companies Act 1985 as amended or extended by any other enactment.

CAPITAL

4.                                       Subject to Article 5 the shares of the Company, whether forming part to the original capital or of any increased capital, may be allotted or otherwise disposed of to such persons and for such consideration and upon such terms as the Directors may think fit subject in the case of any shares forming part of any increased capital directions as to their allotment or disposal being given by the Company in general meeting at the time of their creation.

5.                                       5.1                                 After the initial allotment of shares by the Directors any further shares proposed to be issued within the authorised share capital of the Company will be offered to the Members in proportion (so far as possible ) to the number of the existing shares held by each of them unless the Company by Special Resolution shall otherwise determine. The offer will be made by notice specifying the number of shares offered, and a period (of not less than fourteen days) within which the offer, if not accepted, will be deemed to be declined.

5.2                                 After the expiration of that period, the shares deemed to be declined will be offered (again in the proportion to their shareholding) to the persons who have, within the period specified, accepted all the shares offered to them pursuant to clause 5.1. This further offer will be made in the same manner and specify the same period for acceptance as the original offer.

5.3                                 Any shares not accepted pursuant to clause 5.1 and 5.2 or not capable of being offered except by way of fractions and any shares released from the provisions of this Article by a Special Resolution of the Company will be under the control of the Directors. They may allot, grant options over or otherwise dispose of these shares to such persons, on such terms, and in such manner as they think fit. However, these shares must not be disposed of on terms which are more favourable to the subscribers to them than the terms on which they are offered to the Members. In accordance with Section 91 of the Act, Sections 89 and 90 (1) to (6) of the Act will not apply to the Company.

6.                                       Subject to Article 5 the Directors are authorised in accordance with Section 80 of the Act to exercise any power of the Company (and in particular the power contained in Article 4 of these regulations) to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the share capital created on the incorporation of the Company. This power will be exercisable at any time before the date of the fifth anniversary of incorporation of the Company. After this date the authority will expire except that the Directors may allot shares after the expiry in pursuance of any agreement or offer to allot made before the date of expiry. This authority may be revoked, varied or renewed (but not for more than five years at a time) by Ordinary Resolution.

7.                                       7.1                                 Subject to the provisions of Chapter VII of Part V of the Act any shares may be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

7.2                                 Subject to Chapter VII of Part V of the Company may purchase its own shares (including redeemable shares) whether out of distributable profits or the proceeds of a fresh issue of shares or otherwise.

7.3                                 Subject to Chapter VI of Part V of the Act the Company may give financial assistance for the purpose of or in connection with any acquisition of shares made or to be made in the Company or its Holding Company for the time being.

TRANSFER OF SHARES

8.                                       The Directors, in their absolute discretion and without assigning any reason whatsoever, may decline to register the transfer of any share whether or not it is a fully paid share.

THE SEAL

9.                                       9.1                                 In such instances where the Company has a seal it shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors. The Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or a second Director. The obligation under Regulation 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a seal.

9.2                                 Regulation 101 of Table A shall not apply to the Company.

PROCEEDINGS AT MEETINGS

10.                                 10.1                           All meetings other than the Annual General Meeting of the Company shall be referred to as Extraordinary General Meetings. All business transacted at an Extraordinary General Meeting of the Company shall be referred to as special and will be subject to Regulation 38 of Table A.

10.2                           Notices convening any General Meeting shall comply with Section 372(3) of the Act thereby notifying Members of their right to appoint proxies.

10.3                           No business shall be transacted at a General Meeting unless a quorum comprising of at least two members who are also entitled to vote is present. If such a quorum is not present within half an hour of the time appointed for an adjourned meeting then notwithstanding the provisions in Regulation 41 of Table A the meeting may be dissolved.

VOTE OF MEMBERS

11.                                 Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person will have one vote, and on a poll every Member will have one vote for each share of which he is a holder.

DIRECTORS

12.                                 12.1                           Unless and until the Company in general meeting shall otherwise determine, there shall be no maximum number of directors and the minimum number of directors shall be one.

12.2                           Regulation 64 shall not apply to the Company.

12.3                           Other than the office of Auditor, a Director may hold any other office or profitable position with the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.

12.4                           The Directors will not be subject to retirement by rotation. Regulations 73 to 75 of Table A will not apply and all other references in Table A to retirement by rotation shall be disregarded.

12.5                           Any Director may act by himself or through his firm in a professional capacity for the Company. He or his firm will be entitled to remuneration for professional services as if he were not a Director subject to Article 12.3.

12.6                           The Company will not be subject to Section 293 of the Act, and accordingly any person may be appointed or elected as Director whatever his age. No Director will be required to vacate his office of Director by reason of his attaining of having attained the age of seventy years or any other age.

13.                                 The offices of a Director will be vacated:-

13.1                           if by notice in writing to the Company he resigns the office of Director;

13.2                           if he becomes bankrupt or insolvent, or enters into an arrangement with his creditors;

13.3                           if be becomes of unsound mind;

13.4                           if he is prohibited from being a Director by any order made under Section 188 of the Act;

13.5                           if he is removed from office by a resolution duly passed under Sections 295 to 300 (inclusive) of the Act.

DIRECTORS INTERESTS

14.                                 A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company will declare the nature of his interest at a meeting of the Directors in accordance with Section 317 (1) of the Act. A Director who has disclosed his interest may vote in respect of any contract, proposed contract or any arrangement in which he is interested directly or indirectly and such director will be counted in the quorum present at any meeting at which such contract or proposed contract or arrangement is being considered. Regulations 94, 95 and 98 of Table A will not apply to the Company.

POWERS OF DIRECTORS

15.                                 In addition to and without limitation of any other powers they have the Directors may:-

15.1                           either alone or with any subsidiaries of the Company or companies with which it is associated in business establish and making contributions out of the Company’s moneys to any schemes or funds providing pensions, annuities, sickness or compassionate allowances, life assurance benefits, donations, gratuities or other benefits for employees. Employees will include for the purpose of this Article any director who may hold or have held any office or position with the Company and ex-employees of the Company and of any subsidiary or associated company and their wives, widows, relatives or dependants;

15.2                           pay, enter into agreements to pay or make grants revocable or irrevocable (whether subject to any terms and conditions) of pensions or other retirement, superannuation,  death or disability benefits to employees in addition to any monies due to an employee under a scheme established under Article 15.1. Any pension or benefit granted, pursuant to this Article, may be granted to an employee either before and in anticipation of or upon or at any time after this actual retirement;

15.3                           procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any employee or to advance the interests and well-being of the Company or of any subsidiary or associated company, or its members;

15.4                           may make payment for or towards the insurance of these people and subscriptions or guarantees of money for charitable or benevolent, general or useful objects.

BORROWING POWERS

16.                                 The Directors may:-

16.1                           exercise all the powers of the Company to borrow money and to mortgage or charge all or part of its undertaking, property, assets (both present and future) and uncalled capital;

16.2                           issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligations of the Company or its holding company (if any) or any subsidiary of the Company or its holding company or of any third party.

QUORUM

17.                                 The quorum necessary for the transaction of the business of the Board of Directors may be fixed by the Board, and unless so fixed shall be two, save where there is only one Director of the Company in which case that Director shall be a quorum until such times as the number of Directors if increased to two or more. For the purpose of determining whether the quorum for the transaction of the business of the Board exists, resolutions may be agreed by Directors by telephone and any Director consulted by telephone about the resolution will be counted in the quorum.

MANAGING DIRECTORS AND MANAGERS

18.                                 The Directors may from time to time appoint one or more of their number to the office of Managing Director for such period and on such terms as they think fit. The appointment may be revoked by the Directors at any time and for any reason. A Managing Director’s appointment, will automatically be terminated if he ceases from any cause to be a Director.

SECRETARY

19.                                 The Secretary will be appointed by the Directors on such terms as they think fit, and any Secretary appointed may be removed by them. If at any time there is no Secretary or for any reason no Secretary capable of acting, the Directors may appoint an assistant or deputy Secretary.

INDEMNITY

20.                                 Subject to the provisions of the Act every Director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against any losses or liabilities incurred by him in or about the lawful execution and discharge of his duties; Regulation 118 of Table A shall be modified accordingly.

_____________________________________________________

Names and addresses of subscribers

_____________________________________________________

KIM’S DIRECTORS LIMITED	/s/ illegible
BLACKTHORN HOUSE MARY ANN STREET ST. PAUL’S SQUARE BIRMINGHAM B3 1RL

KIM’S SECRETARIES LIMITED	/s/ illegible
BLACKTHORN HOUSE MARY ANN STREET ST. PAUL’S SQUARE BIRMINGHAM B3 1RL

Dated this 18th day of February 1994

WITNESS to the above signatures:	SHENAZ VALJI	/s/ illegible
BLACKTHORN HOUSE MARY ANN STREET ST. PAUL’S SQUARE BIRMINGHAM B3 1RL2

Company No. 02902822

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

WRITTEN RESOLUTION of BONLEA LIMITED

(the “Company”)

Written resolution of the sole member of the Company passed pursuant to Regulation 53 of Table A 1985.

We, being the sole member of the Company for the time being entitled to attend and vote at a general meeting of the Company, resolve as follows:

THAT the Articles of Association of the Company be and are hereby amended by the addition of the following as new Articles:

“21                              Notwithstanding anything contained in these Articles to the contrary, the directors will register any transfer of shares and may not suspend the registration of the transfer of any shares if such transfer:

i.                                          is to The Bank of Nova Scotia, any nominee or any transferee of such bank (the “Lender”) while such shares are charged to the Lender by way of security;

ii.                                       is delivered to the Company for registration by the Lender in order to perfect its security over such shares; or

iii.                                    is executed by the Lender pursuant to a power of sale or other power under such security.

For the avoidance of doubt, the requirement to give a transfer notice in respect of any transfer pursuant to this Article shall not apply.”; and

“22                              Notwithstanding anything contained in these Articles to the contrary, any lien attaching to the shares of the Company shall not apply in the event of a transfer of shares to the Lender for the purposes of Article 21.”

Dated:  6 April 2005

/s/ Robert Tubbesing

duly authorised for and on behalf of

PREMDOR U.K. HOLDINGS LIMITED

COMPANIES ACT 1985

WRITTEN RESOLUTION

OF THE SHAREHOLDERS OF

BONLEA LIMITED
2902822
(the “COMPANY”)

We the undersigned, being all the members of the Company for the time being entitled to receive notice of, attend and vote at General Meetings, hereby unanimously pass the following resolution and agree that the said resolution shall for all purposes be valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held.

It was resolved that the authorised share capital of the Company be reduced from £100,000 (divided into 100,000 ordinary shares of £1 each) to £61,604 (divided into 61,604 ordinary shares of £1 each).

Dated this 31st day of March 2003

Signed by Gordon Marron	/s/ Gordon Marron

Signed by David Neil Campbell	/s/ David Neil Campbell

Company No:- 02902822

SPECIAL RESOLUTION	The Companies Act 1985 (As amended by the Companies Act 1989) Private Company Ltd by shares.

of BONLEA LIMITED

At an Extraordinary General Meeting of the above-named Company duly convened and held at 33, Barnack Avenue, Marion, Middleborough, Cleveland on 24th July 1996

the following SPECIAL RESOLUTION was passed, viz:-

RESOLUTION

That the authorised share capital (nominal capital) of the Company be increased by £99,900 from £100 to £100,000.

/s/ Gordon Marron
Secretary

Dated 24th July 1996